UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 2, 2004

FREEPORT-McMoRan COPPER & GOLD INC.

Delaware

1-9916

74-2480931

(State or other

(Commission

(IRS Employer

jurisdiction of

File Number)

Identification

incorporation)

Number)

1615 Poydras Street

New Orleans, Louisiana  70112

Registrant's telephone number, including area code:  (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

Atlantic Copper, S.A., our wholly owned Spanish subsidiary, smelts and refines copper concentrates and markets refined copper products and precious metals in slimes.  As noted in our report on Form 10-Q for the third quarter ended September 30, 2004, earlier this year Atlantic Copper undertook a cost reduction and operational enhancement plan designed to reduce unit costs, including a reduction in workforce, and enhance operating and administrative efficiencies.

In connection with implementing this cost reduction and operational enhancement plan, Atlantic Copper submitted a workforce reduction plan to the Spanish Labour Authority and, on December 2, 2004, received approval for this workforce reduction plan.  Atlantic Copper expects to record an approximate $11 million charge in December 2004 related to the workforce reduction under this plan.  These charges include approximately $7 million in one-time termination benefits for those affected employees eligible for early retirement, approximately $1 million in severance payments for those affected employees not eligible for early retirement benefits and approximately $3 million for contract termination costs.  We expect to fund these benefits with payments of approximately $3 million in December 2004 and $8 million in the first half of 2005.  Annual savings associated with Atlantic Copper's workforce reduction are estimated to approximate $6 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: \s\ C. Donald Whitmire, Jr.

----------------------------------------

C. Donald Whitmire, Jr.

Vice President and Controller -

Financial Reporting

(authorized signatory and

Principal Accounting Officer)

Date:  December 8, 2004